UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	81-0331430

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A common stock	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-164380
Securities to be registered pursuant to Section 12(g) of the Act:
N/A

(Title of class)

Item 1. Description of Securities to be Registered.
     A description of the Class A common stock, no par value per share (the “Class A Common Stock”), of First Interstate BancSystem, Inc., a Montana corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-164380), which was initially filed with the Securities and Exchange Commission on January 15, 2010 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The description of the Class A Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.
	By:	/s/ Terrill R. Moore
		Name:	Terrill R. Moore
Date: March 8, 2010		Title:	Executive Vice President and Chief Financial Officer